EXHIBIT 16.1




December 18, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 18, 2003, of ACNB Corporation and are in agreement with the statements contained in paragraphs one through four.

Sincerely,



/s/ Stambaugh Ness, PC